Important Notice

Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on
Thursday, May 20, 2010
3:00 PM PST

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As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, AUXILIO, INC has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The Board of Directors recommend a vote FOR the following proposals:

1. Election of Directors

1. Edward B. Case
2. Joseph J. Flynn
3. Michael Joyce
4. John D. Pace
5. Max Poll
6. Mark St. Clare
7. Michael Vanderhoof

2. Ratification of the appointment of Haskell & White LLP as independent auditors.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

How to Access the Proxy Materials

The proxy statement and annual report to security holders are available online at:

www.colonialstock.com/Auxilio2010

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: May 10, 2010

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

1. Call our toll-free number at (877) 285-8605.
2. Visit our website at: www.colonialstock.com/Auxilio2010
3. Send us an email to annualmeeting@colonialstock.com Please list your control number and clearly identify the reports you are requesting and the name and address or email address to which the material should be sent.

Meeting Information

Meeting Type:	Annual Meeting
Meeting Date:	May 20, 2010
Meeting Time	3:00 PM PST
Meeting Location:	Company Headquarters 26300 La Alameda Mission Viejo, CA 92691

How to Vote

You can submit your vote online at: www.colonialstock.com/Auxilio2010 after reviewing the Proxy Material on the above-listed website by entering the control number listed below. You may also obtain a paper proxy ballot in order to vote via mail by calling our toll-free number at (877) 285-8605. You may also vote in person at the meeting.

Control #: 1111-1111-1111